Exhibit 5.3

LAW OFFICES 280 Trumbull Street Hartford, CT 06103-3597 Main (860) 275-8200 Fax (860) 275-8299

August 9, 2012

Omega Healthcare Investors, Inc.
200 International Circle
Suite 3500
Hunt Valley, Maryland 21030

Re: Registration Statement on Form S-4 filed by Omega Healthcare Investors, Inc. (File No. 333-182531)

Ladies and Gentlemen:

We have served as special Connecticut counsel to OHI (Connecticut), Inc., a Connecticut corporation (the “Connecticut Guarantor”), which is a wholly owned subsidiary of Omega Healthcare Investors, Inc., a Maryland corporation (the “Parent”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Parent and the subsidiary guarantors listed on Schedule I hereto (the “Subsidiary Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offer by the Parent (the “Exchange Offer”) to exchange up to $400,000,000 in aggregate principal amount of the Parent’s 5 7/8% Senior Notes due 2024 (the “Exchange Notes”) for an equal aggregate principal amount of its existing 5 7/8% Senior Notes due 2022, issued and outstanding in the aggregate principal amount of $400,000,000 (the “Initial Notes”), under the indenture dated as of March 19, 2012 (the “Original Indenture”), among the Parent, the Subsidiary Guarantors signatory thereto and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by that certain First Supplemental Indenture dated as of July 2, 2012, among the Parent, the Subsidiary Guarantors signatory thereto and the Trustee and that certain Second Supplemental Indenture, dated as of August 9, 2012, among the Parent, the Subsidiary Guarantors signatory thereto and the Trustee (the Original Indenture, as so supplemented, being herein referred to as the “Indenture”).  All capitalized terms which are defined in the Indenture shall have the same meanings when used herein, unless otherwise specified.

We have not been involved in the preparation of the Registration Statement, nor were we involved in the negotiation, preparation or execution of the Indenture, the Guarantees (as defined below), the Exchange Notes, the Initial Notes, or any of the related agreements executed or delivered in connection with any of the foregoing. We have been retained solely for the purpose of rendering certain opinions pursuant to Connecticut law as specifically set forth herein.

Omega Healthcare Investors, Inc.
August 9, 2012

In connection herewith, we have examined:

(1)	the Registration Statement (including all exhibits thereto);

(2)	an executed copy of the Indenture, including the form of the guarantees and the Exchange Notes (each, a “Guarantee”) provided for therein;

(3)	executed copies of the Initial Notes;

(4)	the form of the Exchange Notes;

(5)
the certificate of incorporation and bylaws of the Connecticut Guarantor as in effect on the date hereof and as certified by the applicable Secretary, Assistant Secretary or other appropriate representative of the Connecticut Guarantor (the “Organizational Documents”);

(6)	a certificate of legal existence for the Connecticut Guarantor issued by the Secretary of State of the State of Connecticut as of July 26, 2012; and

(7)
a certificate of the Secretary, Assistant Secretary or other appropriate representative of the Connecticut Guarantor, certifying as to resolutions relating to the transactions referred to herein and the incumbency of officers.

The documents referenced as items (1) through (4) and (7) above are collectively referred to as the “Transaction Documents.”

In our examination of the Transaction Documents, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies.  We have not independently established or verified any facts relevant to the opinions expressed herein, and have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations made in or pursuant to certificates and statements of appropriate representatives of the Connecticut Guarantor.  We understand that you are receiving opinion letters, dated the date hereof, from the various law firms indicted on Schedule II hereto (the “Local Counsel Opinions”), as to the validity and binding nature of the Guarantees against the guarantors other than the Subsidiary Guarantors (collectively, the “Other Guarantors”) under the laws of the Other Guarantors’ respective states of organization, and that such opinion letters are being filed as exhibits to the Registration Statement as indicted on Schedule II hereto.  We have assumed the correctness of the conclusions set forth in the Local Counsel Opinions and express no opinion herein with regard thereto.

Omega Healthcare Investors, Inc.
August 9, 2012

In connection herewith, we have assumed that, other than with respect to the Guarantee of the Connecticut Guarantor provided for in the Indenture, all of the documents referred to in this opinion have been duly authorized by, have been duly executed and delivered by, and constitute the valid, binding and enforceable obligations of, all of the parties thereto, all of the signatories to such documents have been duly authorized by all such parties and all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that, when (i) the Registration Statement has become effective under the Act, (ii) the Indenture has become duly qualified under the Trust Indenture Act of 1939, as amended, and (iii) the Exchange Notes (in the form examined by us) have been duly executed by the Parent and authenticated and delivered by the Trustee and issued in exchange for the Initial Notes in accordance with the provisions of the Indenture upon consummation of the Exchange Offer, and otherwise in accordance with the terms of the Registration Statement and the exhibits thereto, the Guarantee of the Connecticut Guarantor provided for in the Indenture will constitute a valid and binding obligation of the Connecticut Guarantor.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinion set forth herein is further limited by, subject to and based upon the following assumptions, comments, qualifications, limitations and exceptions:

(a)           We are qualified to practice law only in the State of Connecticut.  Our opinion set forth herein reflects only the application of applicable Connecticut state law (excluding the securities and blue sky laws of such state, as to which we express no opinion).  To the extent that any other laws govern any of the matters as to which we are opining herein, we have assumed, with your permission and without independent investigation, that such laws are identical to the state laws of the State of Connecticut, and we express no opinion as to whether such assumption is reasonable or correct. The opinion set forth herein is made as of the date hereof and is subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same.  The opinion expressed herein is based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision or otherwise.  In rendering our opinion, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

(b)           We express no opinion herein as to the enforceability of the Exchange Notes.

Omega Healthcare Investors, Inc.
August 9, 2012

(c)           We express no opinion as to whether a subsidiary may guarantee or otherwise be liable for indebtedness incurred by its parent except to the extent that such subsidiary may be determined to have benefited from the incurrence of the indebtedness by its parent or whether such benefit may be measured other than by the extent to which the proceeds of the indebtedness incurred by its parent are, directly or indirectly, made available to such subsidiary for its corporate or other analogous purposes.

(d)           We express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defense may be subject to the discretion of a court.

(e)           Our opinions set forth herein are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or affecting the rights of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing, and (iv) general equitable principles.

We do not render any opinions except as expressly set forth above.  The opinion set forth herein is made as of the date hereof.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the related prospectus under the captions “Legal Matters.”  In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

ROBINSON & COLE LLP

By:	/s/ John B. Lynch, Jr.
John B. Lynch, Jr., a Partner

Schedule I

Subsidiary Guarantors

Subsidiary	State or other jurisdiction of formation
1200 Ely Street Holdings Co. LLC	Michigan
2425 Teller Avenue, LLC	Colorado
42235 County Road Holdings Co. LLC	Michigan
48 High Point Road, LLC	Maryland
Arizona Lessor - Infinia, Inc.	Maryland
Baldwin Health Center, Inc.	Pennsylvania
Bayside Alabama Healthcare Second, Inc.	Alabama
Bayside Arizona Healthcare Associates, Inc.	Arizona
Bayside Arizona Healthcare Second, Inc.	Arizona
Bayside Colorado Healthcare Associates, Inc.	Colorado
Bayside Colorado Healthcare Second, Inc.	Colorado
Bayside Indiana Healthcare Associates, Inc.	Indiana
Bayside Street II, Inc.	Delaware
Bayside Street, Inc.	Maryland
Canton Health Care Land, Inc.	Ohio
Carnegie Gardens LLC	Delaware
Center Healthcare Associates, Inc.	Texas
CFG 2115 Woodstock Place LLC	Delaware
Cherry Street – Skilled Nursing, Inc.	Texas
Colonial Gardens, LLC	Ohio
Colorado Lessor - Conifer, Inc.	Maryland
Copley Health Center, Inc.	Ohio
CSE Albany LLC	Delaware
CSE Amarillo LLC	Delaware
CSE Anchorage LLC	Delaware
CSE Arden L.P.	Delaware
CSE Augusta LLC	Delaware
CSE Bedford LLC	Delaware
CSE Blountville LLC	Delaware
CSE Bolivar LLC	Delaware
CSE Cambridge LLC	Delaware
CSE Cambridge Realty LLC	Delaware
CSE Camden LLC	Delaware
CSE Canton LLC	Delaware
CSE Casablanca Holdings II LLC	Delaware
CSE Casablanca Holdings LLC	Delaware
CSE Cedar Rapids LLC	Delaware
CSE Centennial Village	Delaware
CSE Chelmsford LLC	Delaware
CSE Chesterton LLC	Delaware
CSE Claremont LLC	Delaware
CSE Corpus North LLC	Delaware
CSE Crane LLC	Delaware

Subsidiary	State or other jurisdiction of formation
CSE Denver Iliff LLC	Delaware
CSE Denver LLC	Delaware
CSE Douglas LLC	Delaware
CSE Dumas LLC	Delaware
CSE Elkton LLC	Delaware
CSE Elkton Realty LLC	Delaware
CSE Fairhaven LLC	Delaware
CSE Fort Wayne LLC	Delaware
CSE Frankston LLC	Delaware
CSE Georgetown LLC	Delaware
CSE Green Bay LLC	Delaware
CSE Hilliard LLC	Delaware
CSE Huntingdon LLC	Delaware
CSE Huntsville LLC	Delaware
CSE Indianapolis-Continental LLC	Delaware
CSE Indianapolis-Greenbriar LLC	Delaware
CSE Jacinto City LLC	Delaware
CSE Jefferson City LLC	Delaware
CSE Jeffersonville-Hillcrest Center LLC	Delaware
CSE Jeffersonville-Jennings House LLC	Delaware
CSE Kerrville LLC	Delaware
CSE King L.P.	Delaware
CSE Kingsport LLC	Delaware
CSE Knightdale L.P.	Delaware
CSE Lake City LLC	Delaware
CSE Lake Worth LLC	Delaware
CSE Lakewood LLC	Delaware
CSE Las Vegas LLC	Delaware
CSE Lawrenceburg LLC	Delaware
CSE Lenoir L.P.	Delaware
CSE Lexington Park LLC	Delaware
CSE Lexington Park Realty LLC	Delaware
CSE Ligonier LLC	Delaware
CSE Live Oak LLC	Delaware
CSE Logansport LLC	Delaware
CSE Lowell LLC	Delaware
CSE Marianna Holdings LLC	Delaware
CSE Memphis LLC	Delaware
CSE Mobile LLC	Delaware
CSE Moore LLC	Delaware
CSE North Carolina Holdings I LLC	Delaware
CSE North Carolina Holdings II LLC	Delaware
CSE Omro LLC	Delaware
CSE Orange Park LLC	Delaware
CSE Orlando-Pinar Terrace Manor LLC	Delaware
CSE Orlando-Terra Vista Rehab LLC	Delaware
CSE Pennsylvania Holdings	Delaware
CSE Piggott LLC	Delaware

Subsidiary	State or other jurisdiction of formation
CSE Pilot Point LLC	Delaware
CSE Ponca City LLC	Delaware
CSE Port St. Lucie LLC	Delaware
CSE Richmond LLC	Delaware
CSE Ripley LLC	Delaware
CSE Ripon LLC	Delaware
CSE Safford LLC	Delaware
CSE Salina LLC	Delaware
CSE Seminole LLC	Delaware
CSE Shawnee LLC	Delaware
CSE Spring Branch LLC	Delaware
CSE Stillwater LLC	Delaware
CSE Taylorsville LLC	Delaware
CSE Texarkana LLC	Delaware
CSE Texas City LLC	Delaware
CSE The Village LLC	Delaware
CSE Upland LLC	Delaware
CSE Walnut Cove L.P.	Delaware
CSE West Point LLC	Delaware
CSE Whitehouse LLC	Delaware
CSE Williamsport LLC	Delaware
CSE Winter Haven LLC	Delaware
CSE Woodfin L.P.	Delaware
CSE Yorktown LLC	Delaware
Dallas – Skilled Nursing, Inc.	Texas
Delta Investors I, LLC	Maryland
Delta Investors II, LLC	Maryland
Desert Lane LLC	Delaware
Dixon Health Care Center, Inc.	Ohio
Florida Lessor – Crystal Springs, Inc.	Maryland
Florida Lessor – Emerald, Inc.	Maryland
Florida Lessor – Lakeland, Inc.	Maryland
Florida Lessor – Meadowview, Inc.	Maryland
Florida Real Estate Company, LLC	Florida
Georgia Lessor - Bonterra/Parkview, Inc.	Maryland
Greenbough, LLC	Delaware
Hanover House, Inc.	Ohio
Heritage Texarkana Healthcare Associates, Inc.	Texas
House of Hanover, Ltd	Ohio
Hutton I Land, Inc.	Ohio
Hutton II Land, Inc.	Ohio
Hutton III Land, Inc.	Ohio
Indiana Lessor – Jeffersonville, Inc.	Maryland
Indiana Lessor – Wellington Manor, Inc.	Maryland
Jefferson Clark, Inc.	Maryland
LAD I Real Estate Company, LLC	Delaware
Lake Park – Skilled Nursing, Inc.	Texas
Leatherman 90-1, Inc.	Ohio

Subsidiary	State or other jurisdiction of formation
Leatherman Partnership 89-1, Inc.	Ohio
Leatherman Partnership 89-2, Inc.	Ohio
Long Term Care – Michigan, Inc.	Michigan
Long Term Care – North Carolina, Inc.	North Carolina
Long Term Care Associates – Illinois, Inc.	Illinois
Long Term Care Associates – Indiana, Inc.	Indiana
Long Term Care Associates – Texas, Inc.	Texas
Meridian Arms Land, Inc.	Ohio
North Las Vegas LLC	Delaware
NRS Ventures, L.L.C.	Delaware
OHI (Connecticut), Inc.	Connecticut
OHI (Florida), Inc.	Florida
OHI (Illinois), Inc.	Illinois
OHI (Indiana), Inc.	Indiana
OHI (Iowa), Inc.	Iowa
OHI (Kansas), Inc.	Kansas
OHI Asset (CA), LLC	Delaware
OHI Asset (CO), LLC	Delaware
OHI Asset (CT) Lender, LLC	Delaware
OHI Asset (FL), LLC	Delaware
OHI Asset (FL) Lender, LLC	Delaware
OHI Asset (ID), LLC	Delaware
OHI Asset (IL), LLC	Delaware
OHI Asset (IN), LLC	Delaware
OHI Asset (IN) Greensburg, LLC	Delaware
OHI Asset (IN) Indianapolis, LLC	Delaware
OHI Asset (IN) Wabash, LLC	Delaware
OHI Asset (IN) Westfield, LLC	Delaware
OHI Asset (LA), LLC	Delaware
OHI Asset (MD), LLC	Delaware
OHI Asset (MI), LLC	Delaware
OHI Asset (MI/NC), LLC	Delaware
OHI Asset (MO), LLC	Delaware
OHI Asset (OH) Lender, LLC	Delaware
OHI Asset (OH) New Philadelphia, LLC	Delaware
OHI Asset (OH), LLC	Delaware
OHI Asset (PA) Trust	Maryland
OHI Asset (PA), LLC	Delaware
OHI Asset (SMS) Lender, Inc.	Maryland
OHI Asset (TX), LLC	Delaware
OHI Asset CSB LLC	Delaware
OHI Asset CSE – E, LLC	Delaware
OHI Asset CSE – U, LLC	Delaware
OHI Asset Essex (OH), LLC	Delaware
OHI Asset HUD CFG, LLC	Delaware
OHI Asset HUD SF, LLC	Delaware
OHI Asset HUD WO, LLC	Delaware
OHI Asset II (CA), LLC	Delaware

Subsidiary	State or other jurisdiction of formation
OHI Asset II (FL), LLC	Delaware
OHI Asset II (PA) Trust	Maryland
OHI Asset III (PA) Trust	Maryland
OHI Asset IV (PA) Silver Lake Trust	Maryland
OHI Asset, LLC	Delaware
OHI of Texas, Inc.	Maryland
OHI Sunshine, Inc.	Florida
OHI Tennessee, Inc.	Maryland
OHIMA, Inc.	Massachusetts
Omega (Kansas), Inc.	Kansas
Omega TRS I, Inc.	Maryland
Orange Village Care Center, Inc.	Ohio
OS Leasing Company	Kentucky
Panama City Nursing Center LLC	Delaware
Parkview – Skilled Nursing, Inc.	Texas
Pavillion North Partners, Inc.	Pennsylvania
Pavillion North, LLP	Pennsylvania
Pavillion Nursing Center North, Inc.	Pennsylvania
Pine Texarkana Healthcare Associates, Inc.	Texas
Reunion Texarkana Healthcare Associates, Inc.	Texas
San Augustine Healthcare Associates, Inc.	Texas
Skilled Nursing – Gaston, Inc.	Indiana
Skilled Nursing – Herrin, Inc.	Illinois
Skilled Nursing – Hicksville, Inc.	Ohio
Skilled Nursing – Paris, Inc.	Illinois
Skyler Maitland LLC	Delaware
South Athens Healthcare Associates, Inc.	Texas
St. Mary’s Properties, Inc.	Ohio
Sterling Acquisition Corp.	Kentucky
Sterling Acquisition Corp. II	Kentucky
Suwanee, LLC	Delaware
Texas Lessor – Stonegate GP, Inc.	Maryland
Texas Lessor – Stonegate, Limited, Inc.	Maryland
Texas Lessor – Stonegate, LP	Maryland
Texas Lessor – Treemont, Inc.	Maryland
The Suburban Pavilion, Inc.	Ohio
Washington Lessor – Silverdale, Inc.	Maryland
Waxahachie Healthcare Associates, Inc.	Texas
West Athens Healthcare Associates, Inc.	Texas
Wilcare, LLC	Ohio

Schedule II

Local Counsel

Law Firm	State	Exhibit
Maynard, Cooper & Gale, P.C.	Alabama	Exhibit 5.2

Akerman Senterfitt LLP	Florida	Exhibit 5.4

Ice Miller LLP	Indiana	Exhibit 5.5

Baudino Law Group, PLC	Iowa	Exhibit 5.6

Wyatt, Tarrant & Combs, LLP	Kentucky	Exhibit 5.7

Partridge, Snow & Hahn LLP	Massachusetts	Exhibit 5.8

Miller, Johnson, Snell & Cummiskey, P.L.C.	Michigan	Exhibit 5.9

Dinsmore & Shohl LLP	Ohio	Exhibit 5.10

Montgomery, McCracken, Walker & Rhoads, LLP	Pennsylvania	Exhibit 5.11